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EXHIBIT 3.1

                    ARTICLES OF INCORPORATION OF
                       HUGHES RESOURCES, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, desiring to form a corporation under the Laws of the State of Nevada, do hereby associate ourselves together for that purpose and adopt the following Articles of Incorporation.

                             ARTICLE I

     The corporate name of the Corporation shall be: Hughes Resources, Inc.

                             ARTICLE II

     The principal place of business of this corporation shall be 4460 Interlaken Ct., Town of Reno, County of Washoe, State of Nevada, or at such other place within or without the State of Nevada as may be determined by the Board of Directors, and this corporation may hold its meeting at such place or places as the Board of Directors may designate.

                            ARTICLE III

     The names and addresses of the incorporators are:

     Omar A. Rizvi, Esq.           John D. Forster
     Attorney at Law               1221 North Kenneth Place
     1001 North Pasadena, Ste. #8  Chandler, Arizona 85226
     Mesa, Arizona 85201

                             ARTICLE IV

     The name and address of the resident agent shall be:

     Kenneth Kirschbaum
     4460 Interlaken Court
     Reno, Nevada 89509

                             ARTICLE V

     The Governing Board shall be comprised of three Directors. The names and addresses of the Initial Board of Directors of the Company are as follows;

(1)  James R. Ray                  (2)  George W. Smith
     8283 North Hayden, Ste. 128        524 Parkview Lane
     Scottsdale, Arizona 85258          Richardson, Texas 75080-5166

(3)  James E. Hughes, Sr.
     Post Office Box 565
     Newton, Texas 75966


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                             ARTICLE VI

The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     (a) To transact all lawful business for which a corporation may be incorporated pursuant to the Nevada Corporations Code.

     (b) To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer, or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Nevada.

     (c) To acquire the goodwill, rights and property to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of the Corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of the business so acquires and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (d) To guarantee purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stocks, bonds, or other evidence of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

     (e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under, letters patent, copyright or otherwise.

     (f) To enter into, make and perform contracts of every kind for every lawful purpose, with any person, firm, association, corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

     (g) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable, transferable or nontransferable instruments and evidence of indebtedness, and to secure payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.




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     (h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled to vote for directors.

     (i) To purchase, take, hold, deal in, mortgage, or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatsoever dispose of real property, within or without the State of Nevada.

     (j) To purchase, hold, sell and transfer the shares of its capital stock.

     (k) To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Nevada, without restrictions as to place or amount.

     (l) to do any and all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in the company with others.

     (m) The object and purpose specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph of these Articles of Incorporation.

     (n) The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Nevada.

                            ARTICLE VII

     The aggregate number of shares which this Corporation shall have the authority to issue is twenty-six million, five hundred ninety-five thousand, seven hundred forty-four (26,595,744) shares of $0.001 par value each, which shares shall be designated "Common Stock"; and ten million (10,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions, thereof. All shares of any one series shall be alike in every particular manner except as otherwise provided by these Articles of Incorporation or the Corporation Laws of Nevada.

                            ARTICLE VIII

     The corporation shall have perpetual existence.



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                             ARTICLE IX
     The governing board of this corporation shall be known as directors, and the number of the directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided, however, that the initial Board of Directors shall consist of three persons. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors Any shares issued in violation of this paragraph shall be null and void. In the event that there are less than three directors, this provision shall also constitute a restriction of the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors.

     In furtherance and not in limitation of these powers conferred by statute, the Board of Directors is expressly authorized:

     To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the state of incorporation, these Articles or the Bylaws of the corporation.

     To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     The Board of Directors shall have the power and authority to sell, lease, exchange, or otherwise dispose of all or substantially all of the property or assets of the corporation, if in the usual and regular course of business, upon such terms and conditions as the Board of directors may determine without vote or consent of the shareholders.

     The Board of Directors shall have the power and authority to sell, lease, exchange, or otherwise dispose of all or substantially all of the property or assets of the corporation, including its goodwill, if not in the usual or regular course of its business upon such terms and conditions as Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the of the shares entitled to vote thereon at a shareholder's meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

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     The Board of Directors shall have the power and authority to merger or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the of the shares entitled to vote thereon at a shareholder's meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the of the shares entitled to vote thereon at a undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to the action in his official capacity and as to another action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

                            ARTICLE XII

     Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or a class of the creditors and/or of the shareholders or a class of the shareholders of said corporation, as the case may be, to be notified in such a manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the

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majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any recognition of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said recognition shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

                            ARTICLE XIII

     No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.


                            ARTICLE XIV

     Meetings of the shareholders may be held at such time and place as the Bylaws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

                             ARTICLE XV

     Cumulative voting shall not be allowed.

                             ARTICLE XVI

     These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by an affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent or all the shareholders of the shareholders entitled to vote thereon.

                            ARTICLE XVII

     Any action for which the Nevada Statutes require the approval of two-thirds of the shares of any class or series entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval the affirmative vote of a majority of the shares of any class or series outstanding and entitled to vote thereon.

                           ARTICLE XVIII

     No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under the Laws of the State of Nevada, or any amendments thereto or successor provision thereto and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation or its

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shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of the law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amended nor repeal of this Article XVIII, nor the adoption of any provisions of the Articles of Incorporation inconsistent with this Article XVIII, shall eliminate or reduce the affect of this Article XVIII in respect of any manner occurring, or any cause of action, suitor claim that, but for this Article XVIII would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     On behalf of Hughes, Resources, Inc. Omar A. Rizvi and John D. Forster by his signature below, do hereby confirm, under penalties of perjury, that the foregoing Articles of Incorporation of Hughes Resources, Inc. constitute the act and deed of Hughes Resources, Inc. and that the facts stated herein are true.



                         Hughes Resources, Inc.

                         BY: /s/ Omar A. Rizvi,  Incorporator

                         BY: /s/ John D. Forster, Incorporator

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

     BEFORE ME, The undersigned authority, a Notary Public, on this day Omar A. Rizvi and John D. Forster personally appeared to me (or on the basis of satisfactory evidence) to be the person(s) and officer(s) whose name(s) are subscribed to the foregoing instrument, and acknowledged to me that they executed the same as a duly authorized officer/incorporator of such corporation, for the purpose and consideration therein expressed, in the capacity therein stated and as the act and deed of such corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 7th day of July, 1995.

                              /s/ Josiah M. Sirrine
                              Notary Public, State of Arizona

My Commission Expires:

October 27, 1996